EXHIBIT 99.1

FOR IMMEDIATE RELEASE	Contact:	Steven T. Sabatini
Senior Executive V.P. &
Chief Financial Officer
Union State Bank
(845) 365-4615

UNION STATE BANK’S PARENT COMPANY, U.S.B. HOLDING CO., INC.,
DECLARES A FIVE PERCENT COMMON STOCK DIVIDEND AND A
QUARTERLY CASH DIVIDEND OF FOURTEEN CENTS PER SHARE

Orangeburg, NY, August 18, 2005 - Thomas E. Hales, Chairman of the Board of U.S.B. Holding Co., Inc. and subsidiaries (the “Company”) (NYSE: UBH), parent company of Union State Bank (the “Bank”), is pleased to announce that on August 17, 2005, the Board of Directors of the Company authorized a five (5%) percent stock dividend of the Company’s common stock, to be distributed on September 23, 2005 to stockholders of record as of September 9, 2005. Mr. Hales stated that, “The stock dividend should increase the common stock’s liquidity, making it more attractive for investors to purchase, particularly individuals, and, therefore, be in the best interest of the Company and its stockholders.”

Mr. Hales also announced that the Company’s Board of Directors declared a quarterly common stock cash dividend of fourteen ($0.14) cents per share to be paid on October 14, 2005 to stockholders of record on September 30, 2005. Mr. Hales commented that, “the Company recently announced record earnings for the 2005 second quarter, and therefore, we are able to continue our commitment to maximize the Company’s return to its investors. As a result of the common stock dividend, which will be distributed before the record date for the cash dividend, the cash dividend is effectively increased five percent and, therefore, marks the second increase to our quarterly cash dividend this year.”

The Company operates through its banking subsidiary, Union State Bank, a commercial bank with 28 branches, of which 25 are in Rockland and Westchester Counties, New York, and one branch each in Stamford, Connecticut, Goshen, Orange County, New York, and Manhattan, New York City. The Bank also operates four loan production offices in Rockland, Westchester, and Orange Counties, New York, and Stamford, Connecticut. Further information on the Company can be found on the Bank’s website at www.unionstate.com.

Forward-Looking Statements: This Press Release contains a number of “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be identified by the use of such words as “believe,” “expect,” “anticipate,” “intend,” “should,” “will,” “would,” “could,” “may,” “planned,” “estimated,” “potential,” “outlook,” “predict,” “project” and similar terms and phrases, including references to assumptions.

Forward-looking statements are based on various assumptions and analyses made by us in light of our management's experience and its perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate under the circumstances. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors (many of which are beyond our control) that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. These factors include, without limitation, the following: the timing and occurrence or non-occurrence of events may be subject to circumstances beyond our control; there may be increases in competitive pressure among financial institutions or from non-financial institutions; changes in the interest rate environment may reduce interest margins or affect the value of investments; changes in deposit flows, loan demand or real estate values may adversely affect our business; changes in accounting principles, policies or guidelines may cause our financial condition to be perceived differently; general economic conditions, either nationally or locally in some or all of the areas in which we do business, or conditions in the securities markets or the banking industry may be less favorable than we currently anticipate; legislative or regulatory changes may adversely affect our business; applicable technological changes may be more difficult or expensive than we anticipate; success or consummation of new business initiatives may be more difficult or expensive than we anticipate; or litigation or matters before regulatory agencies, whether currently existing or commencing in the future, may delay the occurrence or non-occurrence of events longer than we anticipate.

The Company's forward-looking statements are only as of the date on which such statements are made. By making any forward-looking statements, the Company assumes no duty to update them to reflect new, changing or unanticipated events or circumstances. You should consider these risks and uncertainties in evaluating forward-looking statements and you should not place undue reliance on these statements.